Exhibit 99.1
News Release

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Wednesday, November 8, 2006
USA Mobility Reports Third Quarter Operating Results
Continued Improvement in Subscriber Trends;
Cost Reductions Outpace Expectations
Alexandria, VA (November 8, 2006) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced operating results for the third quarter ended September 30, 2006. Reported revenue for the quarter was $119.6 million and EBITDA (earnings before interest, tax, depreciation, amortization and accretion) totaled $33.3 million. Third quarter operating income was $14.9 million, while net income was $8.7 million, or $0.31 per share.
Key results in the third quarter included:
•	Net unit loss slowed to 172,000 from 203,000 in the second quarter and 252,000 in the first quarter of 2006. Total units in service at September 30, 2006 were 4,259,000, compared to 4,431,000 at June 30, 2006.

•	The annual rate of subscriber loss improved to 16.7 percent from 17.2 percent in the second quarter and 17.6 percent in the first quarter of 2006.

•	The quarterly rate of subscriber erosion improved to 3.9 percent in the quarter, compared to 4.4 percent in the second quarter and 5.2 percent in the first quarter of 2006.

•	Average revenue per unit (“ARPU”) was $8.60 in the quarter, compared to $8.74 in the second quarter and $8.80 in the first quarter of 2006, reflecting a continuing trend toward larger accounts that benefit from volume pricing.

•	Revenue declined $7.7 million or 6.0 percent during the third quarter, compared to $7.7 million or 5.7 percent in the second quarter, and $8.5 million or 5.9 percent in the first quarter.

•	Operating expenses, excluding depreciation, amortization and accretion, were $86.3 million in the third quarter, a reduction of $3.3 million, or 3.7 percent, from $89.6 million in second quarter. Quarterly operating expenses have declined by $24.1 million, or 21.8 percent, compared to third quarter 2005.

•	As a percentage of revenue, EBITDA was 27.8 percent in the third quarter, compared to 27.4 percent in the third quarter of 2005, and 29.6 percent in second quarter 2006.

•	Capital expenses were $5.2 million, compared to $4.6 million in the second quarter.

•	The Company’s cash balance at September 30, 2006 was $58.7 million.
“Third quarter operating results compared favorably to our forecast and represent another solid quarter of progress for the Company,” said Vincent D. Kelly, president and chief executive officer. “The annual rate of net subscriber losses continued to improve as we increased our sales and service focus on our core subscriber segments, including healthcare, government services and large business enterprises. Our net subscriber loss rate improved as gross placements rose for the second consecutive quarter. In addition, we launched a number of important marketing initiatives during the quarter to promote the Company as a single source for wireless solutions. Among them, we unveiled an enhanced user-friendly web site that provides existing and potential customers with a broad range of information and tools to help them identify and meet their wireless communications needs.”
Kelly added, “As we approach the two-year anniversary of the Metrocall Arch merger, which created USA Mobility, we look back at both our accomplishments and our challenges. We have achieved all of our integration objectives ahead of time and we have re-focused our sales and marketing efforts around our core subscriber segments. We also have returned significant capital to our shareholders after having paid off all our bank debt incurred at the time of the merger.”
“However, we continue to be challenged with a higher than anticipated rate of gross subscriber losses, particularly in our direct customer base. In fact the gross rate of direct subscriber erosion actually increased from 6.6 percent in third quarter 2005 to 7.0 percent in third quarter 2006. Our current outlook for the future is more optimistic on our ability to place gross additions to our subscriber base in our core segments than it was at the one-year anniversary of our merger a year ago. Our outlook in terms of our ability to lower our operating costs while increasing sales productivity has also improved. However, our outlook for the rate of gross subscriber churn forecasts a higher level of subscriber attrition than we assumed at the merger and even one year ago. The actual future rate of gross cancellations will be the single most critical determinant to long-term value of our paging business.”
The Company paid a cash distribution to shareholders in July of $3.00 per share, or approximately $82 million. The Company also declared its first regular quarterly dividend of $0.65 on November 1, payable on December 7 to shareholders of record on November 16. “The Board’s decision to implement recurring cash distributions reflects our confidence that we can continue to generate substantial cash flow going forward,” Kelly said. “These actions are also consistent with our stated cash flow generation strategy and goal of returning cash to shareholders.”
Thomas L. Schilling, chief financial officer, said the Company continued to aggressively reduce costs during the quarter. “We are extremely pleased with the continued cost reduction we’ve been able to achieve. Operating expenses (excluding depreciation, amortization and accretion) decreased 3.7 percent in the third quarter and were 21.8 percent lower than they were a year ago, outpacing the year-over-year decline in revenue of 21.3 percent. Our cost reductions in third quarter exceeded our expectation, and we now expect to out perform our operating expense guidance.” Schilling added: “We are maintaining our revenue and capital expense guidance of $495 million to $500 million and $20 million to $22 million, respectively. However, we now expect operating expenses, excluding depreciation, amortization and accretion, for 2006 to be $354 million to $356 million, well below our previous guidance of $363 million to $368 million.”
* * * * * * * *
USA Mobility plans to host a conference call for investors at 11:00 a.m. Eastern Time on Thursday, November 9, 2006. The dial-in number for the call is 877-704-5378 (toll-free) or 913-312-1292 (toll). The pass code for the call is 9657441. A replay of the call will be available from 3:00 p.m. ET on November 9 until 11:59 p.m. on Wednesday, November 22. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 9657441.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government, healthcare and emergency response sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90 percent of the U.S. population. In addition, the Company offers mobile voice and data services through Sprint Nextel and Cingular Wireless, including BlackBerry and GPS location applications. The Company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to more than 80 percent of the Fortune 1000 companies. For further information visit http://www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, our ability to continue to reduce operating expenses and to generate cash from operations, our future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, technological improvements in hand-held devices and transmission services offered by our competitors, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06
Revenue:
Paging service	$156,588	$148,399	$141,832	$133,582	$125,673	$118,872	$112,129
Cellular	1,507	2,122	1,877	2,336	2,026	2,096	1,728
Product sales	6,527	6,054	6,940	6,361	6,131	5,180	4,851
Other	1,055	962	1,305	1,125	1,063	1,057	846

Total revenue	165,677	157,537	151,954	143,404	134,892	127,205	119,553

Operating expenses:
Cost of products sold	1,279	929	945	1,330	786	1,169	1,184
Service, rental and maintenance	56,452	56,156	53,783	49,457	48,092	44,770	42,489
Selling and marketing	10,462	11,181	11,328	10,400	11,059	11,117	10,929
General and administrative	49,653	47,011	43,436	39,684	36,141	32,208	30,994
Depreciation, amortization, and accretion	40,594	35,224	28,875	26,635	18,794	18,900	18,361
Severance and restructuring	5,137	9,904	855	713	170	321	682

Total operating expenses	163,578	160,405	139,223	128,219	115,043	108,486	104,639

% of total revenue	98.7%	101.8%	91.6%	89.4%	85.3%	85.3%	87.5%

Operating income (loss)	2,099	(2,868)	12,732	15,185	19,849	18,720	14,914

% of total revenue	1.3%	-1.8%	8.4%	10.6%	14.7%	14.7%	12.5%

Interest income (expense), net	(1,214)	(499)	(18)	408	549	1,023	717
Loss on extinguishment of long-term debt	(594)	(432)	(312)	0	0	0	0
Other income (expense), net	137	(73)	76	(1,144)	62	989	104

Income (loss) before income tax expense	428	(3,872)	12,477	14,449	20,460	20,731	15,734
Income tax benefit (expense)	(291)	61	(3,752)	(6,594)	(8,195)	(9,779)	(7,075)

Net income (loss)	$137	$(3,811)	$8,726	$7,855	$12,265	$10,952	$8,659

Basic net income (loss) per common share	$0.01	$(0.14)	$0.32	$0.29	$0.45	$0.40	$0.32

Diluted net income (loss) per common share	$0.01	$(0.14)	$0.32	$0.29	$0.45	$0.40	$0.31

Basic weighted average common shares outstanding	27,108,034	27,226,076	27,365,701	27,396,187	27,397,307	27,399,533	27,400,853

Diluted weighted average common shares outstanding	27,320,212	27,226,076	27,465,990	27,459,261	27,503,230	27,587,958	27,575,039

Reconciliation of operating income to EBITDA (b):
Operating income (loss)	$2,099	$(2,868)	$12,732	$15,185	$19,849	$18,720	$14,914
Add back: Depreciation, amortization and accretion	40,594	35,224	28,875	26,635	18,794	18,900	18,361

EBITDA	$42,693	$32,356	$41,607	$41,820	$38,643	$37,620	$33,275

% of total revenue	25.8%	20.5%	27.4%	29.2%	28.6%	29.6%	27.8%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or Earnings before interest, taxes, depreciation and amortization is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
PRO FORMA UNITS IN SERVICE ACTIVITY (a)(b)
units in thousands (unaudited)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06
Units in service

Beginning units in service
Direct one-way	4,464	4,272	4,114	3,977	3,835	3,678	3,547
Direct two-way	422	398	382	365	348	324	307

Total direct	4,886	4,670	4,496	4,342	4,183	4,002	3,854

Indirect one-way	987	859	762	685	603	535	483
Indirect two-way	94	91	90	89	100	96	94

Total indirect	1,081	951	852	774	703	631	577

Total beginning units in service	5,967	5,621	5,348	5,116	4,886	4,634	4,431

Gross placements
Direct one-way	142	134	125	125	108	119	120
Direct two-way	23	29	17	17	15	15	15

Total direct	165	163	142	142	123	134	135

Indirect one-way	108	92	26	24	24	18	24
Indirect two-way	7	7	5	17	4	5	6

Total indirect	115	99	31	41	28	23	29

Total gross placements	280	262	173	183	151	157	165

Gross disconnects
Direct one-way	(334)	(292)	(262)	(267)	(265)	(250)	(239)
Direct two-way	(48)	(44)	(34)	(34)	(39)	(32)	(30)

Total direct	(381)	(337)	(296)	(301)	(304)	(282)	(269)

Indirect one-way	(235)	(189)	(104)	(105)	(92)	(70)	(58)
Indirect two-way	(10)	(9)	(6)	(6)	(7)	(8)	(10)

Total indirect	(245)	(198)	(109)	(111)	(100)	(78)	(68)

Total gross disconnects	(626)	(535)	(405)	(413)	(404)	(360)	(337)

Net gain (loss)
Direct one-way	(192)	(159)	(137)	(142)	(157)	(131)	(118)
Direct two-way	(24)	(15)	(17)	(17)	(24)	(17)	(15)

Total direct	(216)	(174)	(154)	(159)	(181)	(148)	(133)

Indirect one-way	(128)	(97)	(77)	(82)	(68)	(52)	(34)
Indirect two-way	(2)	(1)	(1)	11	(4)	(2)	(4)

Total indirect	(130)	(99)	(78)	(71)	(72)	(55)	(39)

Total net change	(346)	(273)	(233)	(230)	(252)	(203)	(172)

Ending units in service
Direct one-way	4,272	4,114	3,977	3,835	3,678	3,547	3,429
Direct two-way	398	382	365	348	324	307	292

Total direct	4,670	4,496	4,342	4,183	4,002	3,854	3,721

Indirect one-way	859	762	685	603	535	483	449
Indirect two-way	91	90	89	100	96	94	89

Total indirect	951	852	774	703	631	577	538

Total ending units in service	5,621	5,348	5,116	4,886	4,634	4,431	4,259

(a)	The third quarter 2005 unit in service adjustment has been reflected in the first quarter 2005 beginning units in service balance.

(b)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
PRO FORMA AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06
ARPU
Direct one-way	$8.65	$8.61	$8.48	$8.27	$8.17	$8.06	$7.95
Direct two-way	23.98	23.65	24.28	23.76	23.61	23.75	23.27

Total direct	9.96	9.89	9.81	9.57	9.44	9.32	9.16

Indirect one-way	4.07	4.11	4.36	4.66	4.53	4.59	4.49
Indirect two-way	9.16	8.71	8.42	7.80	6.93	6.99	6.53

Total indirect	4.53	4.57	4.81	5.06	4.89	4.97	4.82

Total one-way	7.85	7.88	7.85	7.76	7.69	7.63	7.54
Total two-way	21.25	20.83	21.22	20.42	19.85	19.87	19.35

Total paging ARPU	$9.01	$9.02	$9.04	$8.90	$8.80	$8.74	$8.60

Gross churn (b) %
Direct one-way	-7.5%	-6.8%	-6.4%	-6.7%	-6.9%	-6.8%	-6.7%
Direct two-way	-11.4%	-11.1%	-8.9%	-9.4%	-11.1%	-9.8%	-9.8%

Total direct	-7.8%	-7.2%	-6.6%	-6.9%	-7.3%	-7.0%	-7.0%

Indirect one-way	-23.8%	-22.0%	-13.6%	-15.3%	-15.3%	-13.1%	-12.0%
Indirect two-way	-10.2%	-9.7%	-6.4%	-7.2%	-7.1%	-8.2%	-10.6%

Total indirect	-22.6%	-20.8%	-12.8%	-14.4%	-14.2%	-12.4%	-11.8%

Total one-way	-10.4%	-9.4%	-7.5%	-8.0%	-8.1%	-7.6%	-7.4%
Total two-way	-11.1%	-10.8%	-8.4%	-9.0%	-10.2%	-9.5%	-10.0%

Total paging gross churn %	-10.5%	-9.5%	-7.6%	-8.1%	-8.3%	-7.8%	-7.6%

Net churn (c) %
Direct one-way	-4.3%	-3.7%	-3.3%	-3.6%	-4.1%	-3.6%	-3.3%
Direct two-way	-5.8%	-3.8%	-4.5%	-4.8%	-6.8%	-5.2%	-4.9%

Total direct	-4.4%	-3.7%	-3.4%	-3.7%	-4.3%	-3.7%	-3.5%

Indirect one-way	-12.9%	-11.3%	-10.2%	-11.9%	-11.3%	-9.8%	-7.1%
Indirect two-way	-2.6%	-1.5%	-1.2%	12.2%	-3.5%	-2.6%	-4.5%

Total indirect	-12.0%	-10.4%	-9.2%	-9.1%	-10.2%	-8.7%	-6.7%

Total one-way	-5.9%	-5.0%	-4.4%	-4.8%	-5.1%	-4.3%	-3.8%
Total two-way	-5.2%	-3.4%	-3.9%	-1.4%	-6.1%	-4.6%	-4.8%

Total paging net churn %	-5.8%	-4.9%	-4.3%	-4.5%	-5.2%	-4.4%	-3.9%

(a)	The third quarter 2005 unit in service adjustment has been reflected in the first quarter 2005 beginning units in service balance.

(b)	Gross churn is current period disconnected units divided by prior period ending units in service.

(c)	Net churn is net current period placements and disconnected units in service divided by prior period ending units in service

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY CUSTOMER SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06
Gross placements %
Healthcare	3.8%	4.5%	4.1%
Government	2.2%	2.3%	2.6%
Large enterprise	2.6%	3.0%	3.8%
Other	2.7%	3.0%	3.3%

Total direct	2.9%	3.3%	3.5%
Total indirect	4.0%	3.7%	5.1%

Total	3.1%	3.4%	3.7%

Gross churn %
Healthcare	-4.6%	-4.7%	-5.3%
Government	-5.7%	-6.3%	-5.9%
Large enterprise	-7.7%	-7.4%	-6.9%
Other	-10.3%	-9.5%	-9.3%

Total direct	-7.3%	-7.0%	-7.0%
Total indirect	-14.2%	-12.4%	-11.8%

Total	-8.3%	-7.8%	-7.6%

Net churn %
Healthcare	-0.7%	-0.2%	-1.1%
Government	-3.5%	-4.1%	-3.3%
Large enterprise	-5.1%	-4.3%	-3.0%
Other	-7.5%	-6.6%	-6.1%

Total direct	-4.3%	-3.7%	-3.5%
Total indirect	-10.2%	-8.7%	-6.7%

Total	-5.2%	-4.4%	-3.9%

End of period units in service % of total
Healthcare	29.0%	30.5%	31.5%
Government	16.4%	16.4%	16.6%
Large enterprise	10.2%	10.2%	10.1%
Other	30.8%	29.9%	29.2%

Total direct	86.4%	87.0%	87.4%
Total indirect	13.6%	13.0%	12.6%

Total	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR
ACTIVATIONS (a)
(unaudited)

	For the three months ended
	12/31/05	3/31/06	6/30/06	9/30/06
Account size ending units in service (000’s)
1 to 3 units	388	358	327	300
4 to 10 units	221	203	188	175
11 to 50 units	527	489	456	426
51 to 100 units	285	265	249	238
101 to 1,000 units	1,134	1,068	1,027	999
>1,000 units	1,628	1,619	1,608	1,582

Total	4,183	4,002	3,854	3,721

End of period units in service % of total direct
1 to 3 units	9.3%	8.9%	8.5%	8.1%
4 to 10 units	5.3%	5.1%	4.9%	4.7%
11 to 50 units	12.6%	12.2%	11.8%	11.4%
51 to 100 units	6.8%	6.6%	6.5%	6.4%
101 to 1,000 units	27.1%	26.7%	26.7%	26.9%
>1,000 units	38.9%	40.4%	41.7%	42.5%

Total	100.0%	100.0%	100.0%	100.0%

Account size net unit loss %
1 to 3 units		-7.8%	-8.7%	-8.0%
4 to 10 units		-8.2%	-7.5%	-6.9%
11 to 50 units		-7.2%	-6.8%	-6.5%
51 to 100 units		-7.0%	-6.2%	-4.2%
101 to 1,000 units		-5.8%	-3.8%	-2.7%
>1,000 units		-0.5%	-0.7%	-1.6%

Total		-4.3%	-3.7%	-3.5%

Account size ARPU
1 to 3 units	$14.30	$14.02	$14.14	$14.07
4 to 10 units	13.11	13.02	13.08	12.99
11 to 50 units	10.89	10.88	10.81	10.72
51 to 100 units	9.71	9.59	9.53	9.39
101 to 1,000 units	8.44	8.34	8.29	8.21
>1,000 units	8.19	8.18	8.05	7.89

Total	$9.57	$9.44	$9.32	$9.16

Cellular revenue
Number of activations	8,682	6,829	6,969	6,374

Revenue from cellular services (000’s)	$2,336	$2,026	$2,096	$1,728

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06
Cost of products sold	$1,279	$929	$945	$1,330	$786	$1,169	$1,184

Service, rental and maintenance
Lease payments for transmitter locations	33,041	32,067	30,347	29,118	26,099	25,021	24,314
Telecommunications related expenses	10,286	11,821	10,585	9,614	9,099	8,481	7,343
Payroll and related expenses	8,917	7,600	7,488	7,127	7,046	6,578	6,517
Stock based compensation	97	52	43	68	81	83	78
Other	4,111	4,617	5,320	3,530	5,767	4,606	4,237

Total service, rental and maintenance	56,452	56,156	53,783	49,457	48,092	44,770	42,489

Selling and marketing
Payroll and related expenses	7,736	7,363	7,626	6,704	7,709	7,317	6,996
Commissions	2,261	3,058	2,731	2,266	2,226	2,373	2,407
Stock based compensation	60	25	52	89	171	166	178
Other	405	735	919	1,341	953	1,262	1,348

Total selling and marketing	10,462	11,181	11,328	10,400	11,059	11,117	10,929

General and administrative
Payroll and related expenses	18,676	17,926	14,796	12,046	12,330	11,412	9,517
Stock based compensation	1,228	520	175	423	430	462	484
Bad debt	1,527	963	2,440	3,899	1,790	1,705	2,035
Facility expenses	6,112	5,289	5,160	4,601	4,104	3,973	3,467
Telecommunications	2,898	2,416	2,495	2,292	2,248	1,982	1,857
Outside services	6,768	7,988	5,391	7,962	6,419	5,631	6,162
Taxes and permits	5,308	4,855	6,170	2,871	4,149	2,708	3,035
Other	7,137	7,055	6,809	5,590	4,670	4,335	4,436

Total general and administrative	49,653	47,011	43,436	39,684	36,141	32,208	30,994

Depreciation, amortization and accretion	40,594	35,224	28,875	26,635	18,794	18,900	18,361
Severance and restructuring	5,137	9,904	855	713	170	321	682

Operating expenses	$163,578	$160,405	$139,223	$128,219	$115,043	$108,486	$104,639

Capital expenditures	2,565	2,818	3,944	4,172	4,424	4,595	5,153

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/05	9/30/06
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,547	$58,701
Accounts receivable, net	38,177	28,520
Prepaid rent, expenses and other	10,660	8,820
Deferred income tax assets	18,895	14,801

Total current assets	$105,279	$110,842
Property and equipment, net	127,802	99,024
Goodwill	149,478	149,478
Intangible assets, net	40,654	29,418
Deferred income tax assets	207,150	194,905
Other assets	3,430	6,312

Total assets	$633,793	$589,979

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt	$13	$—
Accounts payable and accrued liabilities	65,719	62,210
Dividends payable	—	390
Customer deposits	3,104	2,438
Deferred revenue	17,924	16,424

Total current liabilities	$86,760	$81,462
Other long-term liabilities	14,040	23,733

Total liabilities	$100,800	$105,195

Stockholders’ equity:
Preferred stock	$—	$—
Common stock	3	3
Additional paid-in capital	521,298	476,122
Retained earnings	11,692	8,659

Total stockholders’ equity	532,993	484,784

Total liabilities and stockholders’ equity	$633,793	$589,979

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the nine months ended
	9/30/05	9/30/06
Cash flows from operating activities:
Net income	$5,054	$31,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	104,695	56,056
Deferred income tax expense (benefit)	(4,685)	12,836
Loss on extinguishment of long-term debt	1,338	—
Amortization of deferred financing costs	714	—
Amortization of stock based compensation	2,253	2,133
Provisions for doubtful accounts and service credits	17,221	12,640
(Gain) loss on disposals of property and equipment	(30)	389
Changes in assets and liabilities:
Accounts receivable	(23,558)	(4,690)
Prepaid rent, expenses and other	2,194	2,247
Intangibles and other long-term assets	5,004	360
Accounts payable and accrued expenses	(9,082)	(4,077)
Customer deposits and deferred revenue	(4,583)	(2,166)
Other long-term liabilities	3,566	7,308

Net cash provided by operating activities	$100,101	$114,912

Cash flows from investing activities:
Purchases of property and equipment	(9,327)	(14,171)
Proceeds from disposals of property and equipment	259	115
Receipts from long-term notes receivable	259	1,707

Net cash used in investing activities	$(8,809)	$(12,349)

Cash flows from financing activities:
Repayment of long-term debt	(95,044)	(13)
Dividends paid	—	(81,396)
Exercise of options	80	—

Net cash used in financing activities	$(94,964)	$(81,409)

Net increase (decrease) in cash and cash equivalents	(3,672)	21,154
Cash and cash equivalents, beginning of period	46,995	37,547

Cash and cash equivalents, end of period	$43,323	$58,701

Supplemental disclosure:
Interest paid	$2,210	$34

(a) Slight variations in totals are due to rounding.